PRESS RELEASE

deltathree Reports Second Quarter 2008 Financial Results

New York, NY – August 14, 2008 – deltathree, Inc. (OTCBB: DDDC.OB), a leading provider of Voice over Internet Protocol (VoIP) hosted communications solutions for resellers, end-users and service providers worldwide, today announced financial results for the second quarter 2008 ended June 30, 2008.

For the second quarter 2008, deltathree reported total revenues of $5.4 million compared to $5.4 million in the first quarter 2008 and $7.6 million in the second quarter 2007. The stabilization of revenues in the sequential comparison reflects the company’s focus on its core VoIP reseller business as well as its enhanced focus on select international markets within its global platform for delivering VoIP services. Gross margin for the second quarter 2008 was 25%, down modestly from 27% in the year ago period.

Second quarter 2008 GAAP (as defined below) net loss of $3.2 million, or $(0.10) per diluted share, includes the impact of a $0.6 million reorganization charge, an adjustment of approximately $0.4 million for deferred revenue liability, and certain one-time expenses reflecting a litigation settlement entered into by the company and outside consultants hired by the Board of Directors totaling approximately $0.2 million. The company also recognized a one-time expense of $0.5 million for the write down of intangible assets related to the prior acquisition of Go2Call. GAAP net loss for the second quarter 2007 was $1.6 million, or $(0.05) per diluted share.

Second quarter 2008 non-GAAP adjusted EBITDA (as defined below) loss was $1.2 million, or $(0.04) per share, compared to non-GAAP adjusted EBITDA loss of $0.9 million, or $(0.03) per share, for the second quarter 2007.

deltathree defines adjusted EBITDA as earnings before restructuring costs, restatement of the deferred revenue liability, the write down of non-cash intangible assets related to the acquisition of certain assets from Go2Call, non-cash stock-based compensation, interest, taxes, depreciation and amortization. The company uses adjusted EBITDA as a measure of the company’s operating trends.  Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under generally accepted accounting principles (“GAAP”).  The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Cash Flows included in this press release.

As of June 30, 2008, deltathree held approximately $4.2 million in cash, cash equivalents, short and long-term investments as well as restricted cash.

The company has recently initiated a restructuring plan that has helped the company cut its operating costs significantly and better align its operations with its current business model, but there can be no assurance that these actions will be sufficient to return the company to positive cash flow.  At this time the company’s management is unable to determine if the company has sufficient funds to continue its current operations over the foreseeable future if it does not receive additional financing.  The company is in the process of seeking additional financing, but has not yet entered into any definitive agreement or understanding regarding such financing and can provide no assurance that any third party will be willing or able to provide such financing on favorable terms or at all.

deltathree Operational Review

Mr. Dror Gonen, Chief Executive Officer and President of deltathree, stated, “Our second quarter 2008 results reflect some signs of stabilization in terms of sequential revenue as the business realignment we are implementing gained traction and the effects began to flow through to our financial performance. Following a comprehensive review of the company’s strategy initiated by the Board of Directors, we are refocusing our near-term strategy and market initiatives around our core VoIP reseller business, with an additional enhanced focus on key higher growth international markets such as the Middle East, Africa, Asia and Latin America. Accordingly, to support this strategy, we are restructuring our sales force to emphasize local sales representatives in the select international markets in which we are looking to increase our VoIP reseller market penetration.

“Looking forward, we are continuing to develop and deploy enhanced VoIP applications, such as enhanced call-back solutions, for the global reseller market based on the direct feedback and perspectives from our reseller customer’s specific needs. We are also engaged in an ongoing analysis of our cost structure to help drive additional operating efficiencies company-wide with the aim of reducing our quarterly cash utilization.  Specifically, from the beginning of 2008 until today we have reduced the number of our full-time employees from approximately 120 to 42; in addition, we have  recently completed the sublease of our New York offices to a third party. Overall, I believe we are aligning deltathree to address some of the more attractive segments of the global VoIP market to help drive top line revenue growth while making the difficult, but necessary, changes on the cost structure side to reorient the company towards our goals of positive operating cash flows in the near-term and bottom line profitability in the long-term,” concluded Mr. Gonen.

Conference Call Details

The deltathree second quarter 2008 earnings conference call will be webcast live at 10:00 a.m. ET (7:00 a.m. PT) today, August 14, 2008. Investors are invited to listen to the live call by dialing 1-877-260-8899 in the United States or by dialing 1-612-332-0720 when calling internationally. Investors worldwide can also listen to the call live via deltathree’s website www.deltathree.com.  Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree website.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that adjusted EBITDA is not a measure of liquidity or financial performance under GAAP. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of the company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

About deltathree

Founded in 1996, deltathree, Inc. is a leading provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting tens of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the Service Provider/Reseller channel and the direct-to-consumer channel. deltathree's advanced solutions offer service providers and resellers a full spectrum of private label VoIP products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's Consumer Group consists of the iConnectHere direct-to-consumer offering and joip, the newly formed consumer brand that powers the VoIP service of Panasonic's GLOBARANGE hybrid phone.

For more information about deltathree please visit: www.deltathree.com.

For more information about iConnectHere, please visit our website at www.iConnectHere.com.

For more information about joip, please visit our website at www.joip.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: our failure to retain key customers; our ability to reduce our costs and expenses and expand our revenues from multiple sources and customer bases; our ability to obtain additional capital to finance operations and grow our business; decreasing rates of all related telecommunications services; our limited operating history; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to handle a large number of simultaneous calls; our ability to maintain and operate our computer and communications systems without interruptions or security breaches; our ability to operate in international markets; our ability to retain key personnel to support our products and ongoing operations; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov.  Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations Contact:
Erik Knettel
Grayling Global
1-646-284-9415
ir@deltathree.com

(Tables follow)

DELTATHREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
($ in thousands)

	As of June 30,	As of December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$232	$1,649
Restricted cash and short-term investments	2,896	5,883
Accounts receivable, net	940	1,061
Prepaid expenses and other current assets	473	526
Inventory	160	193

Total current assets	4,701	9,312

Restricted cash and long-term investments	1,085	1,085

Property and equipment, net	2,550	2,882

Goodwill	2,002	2,002

Intangible assets, net	1,180	1,902

Deposits	126	116

Total assets	$11,644	$17,299

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of capital leases	$98	$69
Accounts payable	1,811	2,505
Deferred revenues	914	551
Other current liabilities	2,045	1,665

Total current liabilities	4,868	4,790

Long-term liabilities:
Capital leases, net of current portion	266	144
Other long term liabilities	228	-
Severance pay obligations	187	341

Total long-term liabilities	681	485

Total liabilities	5,549	5,275

Stockholders’ equity:
Class A common stock, par value $0.001	33	33
Additional paid in capital	172,874	172,747
Accumulated deficit	(166,812)	(160,756)

Total stockholders’ equity	6,095	12,024

Total liabilities and stockholders’ equity	$11,644	$17,299

DELTATHREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months ended June 30,
	2008	2007	2008	2007

Revenues	$5,393	$7,602	$10,788	$15,914

Costs and operating expenses:
Cost of revenues	4,027	5,551	7,856	10,827
Research and development expenses	1,065	1,107	2,249	2,243
Selling and marketing expenses	1,178	1,318	2,416	2,545
General and administrative expenses	427	649	1,205	1,261
Restructuring Costs	585	-	957	-
Write down for Go2call intangible asset	475	-	475	-
Restatement of deferred revenue	396	-	596	-
Depreciation and amortization	399	774	1,016	1,342

Total costs and operating expenses	8,552	9,399	16,770	18,218

Loss from operations	(3,159)	(1,797)	(5,982)	(2,304)
Other non operating income	12	-	12	-
Interest (expense) income, net	(61)	175	(71)	295
Net loss before taxes	(3,208)	(1,622)	(6,041)	(2,009)
Income taxes	9	17	15	27
Net loss	$(3,217)	$(1,639)	$(6,065)	$(2,036)

Basic net loss per share	$(0.10)	$(0.05)	$(0.18)	$(0.06)

Basic weighted average number of shares outstanding	32,870,105	32,781,545	32,870,105	32,034,837

DELTATHREE, INC.
CONDENSED STATEMENT OF CASH FLOWS
(Unaudited)
($ in thousands)

	Six months ended June 30,
	2008	2007
Cash flows from operating activities
Loss for the period	$(6,056)	$(2,036)

Adjustments to reconcile loss for the
period to net cash used in operating activities:
Depreciation	1,016	1,342
Write down for Go2call intangible asset	475	-
Stock based compensation	127	190
Provision for losses on accounts receivable	10	24
Exchange rates differences on deposits , net	(10)	-
Restatement of Deferred revenue	396	-
Change in liability for severance pay	(154)	80

Changes in assets and liabilities:
Decrease in accounts receivable	111	58
Decrease in prepaid expenses and other current assets	53	8
Decrease (Increase) in inventory	33	(16)
(Decrease) in accounts payable	(694)	(618)
(Decrease) in deferred revenues	(33)	(859)
Increase in other current liabilities	609	267
	1,939	476
Net cash used in operating activities	(4,117)	(1,560)

Cash flows from investing activities:
Purchase of property and equipment	(241)	(531)
Purchase of Go2Call operations, net	-	(2,509)
Decrease in short-term investments	2,987	2,682
Net cash provided by (used in) investing activities	2,746	(358)

Cash flows from financing activities:
Proceeds from exercise of employee option	-	27
Payment of capital leases	(46)	-
Net cash (used in) provided by financing activities	(46)	27

Decrease in cash and cash equivalents	(1,417)	(1,891)
Cash and cash equivalents at beginning of period	1,649	3,790
Cash and cash equivalents at end of the period	$232	$1,899

DELTATHREE, INC.
CONDENSED STATEMENT OF CASH FLOWS (Continued)
(Unaudited)
($ in thousands)

	Six months ended June 30,
	2008	2007
Supplemental schedule of cash flow information:
Cash paid for:
Taxes	$14	$17
Supplemental schedule of non cash investing
and financing activities:
Acquisition of capital leases	$198	-

Supplemental schedule of acquisition of Go2Call
Fixed assets	-	$51
Goodwill	-	$2,002
Intangible asset	-	$5,650
Accounts payable	-	$(367)
Deferred revenues	-	$(624)
Stock issuance	-	$(4,203)
Total	-	$2,509

DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
($ in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007

Net loss	$(3,217)	$(1,639)	$(6,056)	$(2,036)

Write down for Go2call intangible asset	475	-	475	-
Restatement of deferred revenue	396	-	596	-
Restructuring costs	585	-	957	-
Depreciation	399	774	1,016	1,342
Stock based compensation	72	93	127	190
Interest expense (income), net	61	(175)	71	(295)
Taxes	9	17	15	27
Adjusted EBITDA	(1,220)	(930)	(2,799)	(772)

Basic adjusted EBITDA per share (in US$)	$(0.04)	$(0.03)	$(0.09)	$(0.02)

Basic weighted average number of shares outstanding	32,870,105	32,781,545	32,870,105	32,034,837

Adjusted EBITDA (earnings before write down of intangible asset, restatement of deferred revenue, restructuring costs, depreciation and amortization, non-cash stock-based compensation, interest and taxes).